                                                                   Exhibit 4.10


PREPARED BY AND
RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

Latham & Watkins
885 Third Avenue
New York, New York 10022
Attention: Kim N.A. Boras, Esq.





                                                     For recording purposes only


                         ASSIGNMENT OF RENTS AND LEASES


                 This Assignment of Rents and Leases (this "Agreement") is executed as of November 5, 1996 by ECHELON INTERNATIONAL CORPORATION, a Florida corporation, with an address at One Progress Plaza, St. Petersburg, Florida 33701 ("Borrower"), as successor to the entities, and by operation of the transactions, described in Schedule 1 hereto, as applicable, to SALOMON BROTHERS REALTY CORP., a New York corporation, with an address at Seven World Trade Center, New York, New York 10048 ("Lender").

                                   AGREEMENT:

                 For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender agree as follows:

                 1. Absolute Assignment. Borrower unconditionally and absolutely assigns to Lender, to the extent not prohibited by the terms thereof, all of Borrower's right, title and interest in and to: (a) all leases, subleases, occupancy agreements, licenses, usufructs, rental contracts and other agreements now or hereafter existing relating to the use or occupancy of the project located on the real property described in Exhibit A hereto (the "Property"), together with all guarantees, modifications, extensions and renewals thereof (collectively, the "Leases"); and (b) all rents, issues, profits, income and proceeds due or to become due from tenants of the Property, including rentals and all other payments of any kind under the Leases, together with all deposits (including security deposits) of tenants thereunder (collectively, the "Rents"). This Agreement is an absolute assignment to Lender and not an assignment as security for the performance of the obligations (the "Obligations") under the Loan Documents (defined below), or any other indebtedness.

                 2.       Rights of Lender. Subject to the provisions of
Section 6 below, Lender shall have the right, power and authority to: (a) notify any person that the Leases have been assigned to Lender and that all Rents are to be paid directly to Lender, whether or not Lender has commenced or completed foreclosure or taken possession of the Property; (b) settle, compromise, release, extend the time of payment of, and make allowances, adjustments and discounts of any Rents or other obligations under the Leases; (c) enforce payment of Rents and other rights under the Leases, prosecute any action or proceeding, and defend against any claim with respect to Rents and Leases; (d) enter upon, take possession of and operate the Property; (e) lease all or any part of the Property; and/or (f) perform any and all obligations of Borrower under the Leases and exercise any and all rights of Borrower therein contained to the full extent of Borrower's rights and obligations thereunder, with or without the bringing of any action or the appointment of a receiver. At Lender's request, Borrower shall deliver a copy of this Agreement to each tenant under a Lease and to each manager and managing agent or operator of the Property. Borrower irrevocably directs any tenant, manager, managing agent, or operator of the Property, without any requirement for notice to or consent by Borrower, to comply with all demands of Lender under this Agreement and to turn over to Lender on demand all Rents which it receives.

                 3. No Obligation. Notwithstanding Lender's rights hereunder, Lender shall not be obligated to perform, and Lender does not undertake to perform, any obligation, duty or liability with respect to the Leases, Rents or Property on account of this Agreement. Lender shall have no responsibility on account of this Agreement for the control, care, maintenance or repair of the Property, for any waste committed on the Property, for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property.

                 4. Right to Apply Rents. Lender shall have the right, but not the obligation, to use and apply any Rents received hereunder in such order and such manner as Lender may determine for:

                 (a) Enforcement or Defense. The payment of costs and expenses of enforcing or defending the terms of this Agreement or the rights of Lender hereunder, and collecting any Rents;

                 (b) Loan Payments. Interest, principal or other amounts payable pursuant to (1) the Loan Agreement of even date among Lender, Borrower and LaSalle National Bank, as collateral agent (the "Loan Agreement"); (2) the Promissory Note of even date herewith in the stated principal amount of $105,000,000, executed by Borrower, bearing interest and being payable to the order of Lender (the "Note"); (3) the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing, of even date, executed by Borrower for the benefit of Lender and relating to the Property (the "Mortgage"); and all other documents and instruments evidencing, governing and securing the loan evidenced by the Note (the "Loan") and any and all modifications, amendments or extensions thereof or replacements or substitutions therefor (the Loan Agreement, the Note, the Mortgage, such other documents and instruments, and such modifications, amendments, extensions, replacements, and substitutions thereof being herein collectively called the "Loan Documents"); and

                 (c) Operating Expenses. Payment of costs and expenses of the operation and maintenance of the Property, including (1) rentals and other charges payable by Borrower under any ground lease or other agreement affecting the Property; (2) electricity, telephone, water and other utility costs, taxes, assessments, water charges and sewer rents and other utility and governmental charges levied, assessed or imposed against the Property; (3) insurance premiums; (4) costs and expenses with respect to any litigation affecting the Property, the Leases or the Rents; (5) wages and salaries of employees, commissions of agents and reasonable attorneys' fees and expenses; and (6) all other carrying costs, fees, charges, reserves, and expenses whatsoever relating to the Property.

After the payment of all such costs and expenses and after Lender has established such reserves as it, in its sole discretion, deems necessary for the proper management of the Property, Lender shall apply all remaining Rents received by it to the reduction of the Obligations.

                 5. No Waiver. The exercise or nonexercise by Lender of the rights granted in this Agreement or the collection and application of Rents by Lender or its agent shall not be a waiver of any default by Borrower under this Agreement or any other Loan Document. No action or failure to act by Lender with respect to any obligations of Borrower under the Loan Documents, or any security or guaranty given for the payment or performance thereof, shall in any manner affect, impair or prejudice any of Lender's rights and privileges under this Agreement, or discharge, release or modify any of Borrower's duties or obligations hereunder.

                 6. Revocable License. Notwithstanding that this Agreement is an absolute assignment of the Rents and Leases and not merely the collateral assignment of, or the grant of a lien or security interest in the Rents and Leases, Lender grants to Borrower a revocable license to collect and receive the Rents and to retain, use and enjoy such Rents and to otherwise have the rights and obligations with respect to the Leases as granted Lender in
Section 2 above. Such license may only be revoked by Lender upon the occurrence of any Event of Default and the acceleration of the Indebtedness (each as defined in the Loan Agreement). Borrower shall apply any Rents which it receives to the payment of debt service on the Note and other payments due under the Loan Agreement, taxes, assessments, water charges, sewer rents and other governmental charges levied, assessed or imposed against the Property, insurance premiums, operation and maintenance charges relating to the Property, and other obligations of lessor under the Leases before using such proceeds for any other purpose.

                 7. Term. This Agreement shall continue in full force and effect until (a) all amounts due under the Loan Documents are paid in full, and
(b) all other obligations of Borrower under the Loan Documents are fully satisfied. This Agreement shall be released and terminated as, when and to the extent the Mortgage is released and discharged without the need to execute and deliver further instruments; provided, however, that Lender shall, upon Borrower's written request and at Borrower's sole cost and expense, execute and deliver (in recordable form, if necessary), such documents as shall be necessary to release, cancel and terminate this Agreement.

                 8. Appointment. Borrower irrevocably appoints Lender its true and lawful attorney in fact, which appointment is coupled with an interest, to execute any or all of the rights or powers described herein with the same force and effect as if executed by Borrower, and Borrower ratifies and confirms any and all acts done or omitted to be done by Lender, its agents, servants, employees or attorneys in, to or about the Property.

                 9. Liability of Lender. Lender shall not in any way be liable to Borrower for any action or inaction of Lender, its employees or agents under this Agreement.

                 10. Indemnification. Borrower shall indemnify, defend and hold harmless Lender from and against all liability, loss, damage, cost or expense which it may incur under this Agreement or under any of the Leases, including any claim against Lender by reason of any alleged obligation, undertaking, action, or inaction on its part to perform or discharge any terms, covenants or conditions of the Leases or with respect to Rents, and including attorneys' fees and expenses, but excluding any claim to the extent caused by Lender's fraud, bad faith, gross negligence or willful misconduct. Any amount covered by this indemnity shall be payable on demand, and shall bear interest from the date of demand until the same is paid by Borrower to Lender at a rate equal to the Default Rate (as defined in the Loan Agreement).

                 11. Modification. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of such change is sought.

                 12. Successors and Assigns. This Agreement shall inure to the benefit of Lender and its successors and assigns and shall be binding on Borrower and its successors and assigns.

                 13. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                 14. Conflict. If any conflict or inconsistency exists between the absolute assignment of the Rents and the Leases in this Agreement and the assignment of the Rents and Leases as security in the Mortgage, the terms of this Agreement shall control. If, and to the extent that, any provision of this Agreement shall conflict or be inconsistent with a provision contained in the Loan Agreement, then, unless this Agreement shall expressly provide that this Agreement shall control notwithstanding any other Loan Document to the contrary, the Loan Agreement provision shall control.

                 15. Limitation on Liability. Borrower's liability hereunder is subject to the limitation on liability provisions of Section 8.24 of the Loan Agreement.


                      [REST OF PAGE INTENTIONALLY DELETED]

                 Executed as of the date first written above.


                                        ECHELON INTERNATIONAL CORPORATION
                                        a Florida corporation


WITNESSES:                              By:
                                           -----------------------------
                                        Name: Larry J. Newsome
-------------------------        Title: Senior Vice President
Name:                                   Address:   One Progress Plaza
                                                   St. Petersburg, FL 33701



-------------------------
Name:

STATE OF NEW YORK                 )
                                  )
COUNTY OF NEW YORK                )


         The foregoing instrument was acknowledged before me this ____ day of November, 1996, by _______________, as _________________ of Echelon
International Corporation, a Florida corporation, on behalf of such corporation. He/She either [please check as applicable] ___ is personally known to me, or ____ has presented _____________________ as identification.


                                             ----------------------------
                                             Notary Public
                                             Print Name:
                                                         ----------------
(NOTARIAL SEAL)

                                             My Commission Expires:
                                             Commission No.:
                                                             ------------

                                  EXHIBIT A-1
                               LEGAL DESCRIPTION
                                 [100 CARILLON]


ALL that certain tract, piece or parcel of land, situate, lying and being in Pinellas County, State of Florida, being more particularly described as follows:


Parcel I:

Lot One (1), Block Eight (8), Replat of Carillon, according to the map or Plat thereof recorded in Plat Book 96, pages 29 through 36, inclusive, Public Records of Pinellas County, Florida.


Parcel II:

All of the right, title and interest which run with the aforesaid land described as Parcel I, under that certain Declaration of Protective Covenants, Building Standards and Easements of Carillon recorded in O.R. Book 6340, page 266, and First Supplement thereto recorded in O.R. Book 6340, page 366 and further supplemented by the following: O.R. Book 6485, page 762; O.R. 9283, page 202; O.R. Book 9283, page 206; O.R. Book 9329, page 11; O.R. Book 9334, page 386; O.R. Book 9336, page 433; O.R. Book 9350, page 1691; O.R. Book 9452, page 822; and O.R. Book 9457, page 876.

                                  EXHIBIT A-2
                                [BARNETT TOWER]

ALL that certain tract, piece or parcel of land, situate, lying and being in Pinellas County, State of Florida, being more particularly described as follows:


Lot 1, Block 1, Progress Center Replat, according to the map or plat thereof recorded in Plat Book 100, Page 65, Public Records of Pinellas County, Florida.

                                  EXHIBIT A-3
                               [HIGHPOINT CENTER]

ALL that certain tract, piece or parcel of land, situate, lying and being in Leon County, State of Florida, being more particularly bounded and described as follows:


Begin at the Southeast corner of Lot Number 177 in the Original Plan of the City of Tallahassee, according to the map or Plat thereof recorded in Plat Book 1, page 10, Public Records of Leon County, Florida, where it corners with Lot Number 178, on College Avenue, formerly Clinton Street, and thence run West along the North side of College Avenue 10 feet to a point which is the Point of Beginning, and which is approximately 150 feet East of the corner of Adams Street and College Avenue, thence run North 153 feet and 4 inches, thence West 52 feet and 2 inches, thence South 36 feet and 8 inches, thence East 6 inches, thence South 36 feet and 8 inches, thence East 14 inches, thence South 80 feet to the North side of College Avenue, thence East along the North side of College Avenue 50 feet and 6 inches to the Point of Beginning;

AND ALSO

Begin at the Southeast corner of Lot Number 177 in the Original Plan of the City of Tallahassee, according to the map or Plat thereof recorded in Plat Book 1, Page 10, Public Records of Leon County, Florida, thence run North 153 feet and 4 inches, thence West 10 feet, thence South 153 feet and 4 inches, thence East 10 feet, to the Point of Beginning.

                                  EXHIBIT A-4
                               [McNULTY STATION]


ALL that certain tract, piece or parcel of land, situate, lying and being in Pinellas County, State of Florida, being more particularly described as follows:


Lots 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, and 20,
Block 36, Revised Map of the City of St. Petersburg, according to the map or plat thereof recorded in Plat Book 1, Page 49, of the Public Records of Hillsborough County, Florida, of which Pinellas County, Florida was formerly a part.

                                  EXHIBIT A-5
                               [PROGRESS CENTER]

ALL that certain tract, piece or parcel of land, situate, lying and being in Alachua County, State of Florida, being more particularly described as follows:


PARCEL 1:

Parcels A and C of REPLAT OF PROGRESS CENTER, according to the map or plat thereof recorded in Plat Book P, pages 48 and 49, of the public records of Alachua County, Florida.


PARCEL 2:

TOGETHER WITH a perpetual, non-exclusive, alienable easement for the flow of storm water, surface water, groundwater and any other diffused water, including ingress, egress, access, use and maintenance on, over, across, under and through the real property described in Exhibit "A" to that certain Drainage Easement Agreement recorded October 8, 1991 in O.R. Book 1830, Page 345, Public Records of Alachua County, Florida.

                                  EXHIBIT A-6
                                    [MARINA]


ALL that certain tract, piece or parcel of land, situate, lying and being in Pinellas County, State of Florida, being more particularly described as follows:

PARCEL 1:

Lots 9 through 14 inclusive in Block 4; Lots 7 and 8 in Block 14; The South 40 feet of Lot 8 in Block 15; and Lots 15 and 16, inclusive, in Block 16; Lots 1 and 2 and the North 10 feet of Lot 3 in Block 17; Lots 9 through 13 inclusive in Block 25 of W.J. OVERMAN'S REARRANGEMENT of J.P. TITCOMB'S PLAN OF BAYBORO, according to the map or plat thereof recorded in Plat Book 1, Page 19, of the public records of Pinellas County, Florida.


PARCEL 2:

Lot 1 in Block 1 of BAYTOWN MARINA SUBDIVISION, according to the map or plat thereof recorded in Plat Book 89, Page 93, of the public records of Pinellas County, Florida.


PARCEL 3:

Lot 3 less the North 10 feet and all of Lots 4, 5, and 6 in Block 17 of W.J. OVERMAN'S REARRANGEMENT OF J.P. TITCOMB'S PLAN OF BAYBORO, according to the map or plat thereof recorded in Plat Book 1, Page 19, of the public records of Pinellas County, Florida.


PARCEL 4:

A parcel of submerged lands lying in Bayboro Harbor, as shown on the plat of MAP OF BAYBORO ADDITION TO ST. PETERSBURG, FLORIDA, as recorded in Plat Book 3, page 51 of the public records of Pinellas County Florida, being more particularly described as follows:


Commence at the Northwest corner of Lot 1, Block 17, of said plat of Map of Bayboro Addition to St. Petersburg, Florida; thence North 89 degrees 23'08"
East for 149.92 feet more or less to a point on the waters face of seawall, and said point being the POINT OF BEGINNING; thence North 89 degrees 24'05" East for 74.92 feet; thence North 1122'37" East for 412.33 feet; thence South 79 degrees 10'44" East for 348.20 feet; thence South 40 degrees 49'41" East for
80.63 feet; thence East for 143.03 feet; thence South 40 degrees 59'59" East for 105.61 feet; thence South for 565.07 feet to a point being the prolongation of the waters face of seawall; thence along said waters face of seawall, and its prolongation, the following ten (10) courses: 1) South 88 degrees 41'23" West for 507.18 feet more or less; 2) thence North 00 degrees 12'32" West for 22.97 feet more or less; 3) thence South 89 degrees 48'59"
West for 63.63 feet more or less; 4) thence North 89 degrees 48'08" West for
119.91 feet more or less; 5) thence South 89 degrees 56'52" West for 38.02 feet more or less; 6) thence South 89 degrees 35'47" West for 27.36 feet more or less; 7) thence South 89 degrees 59'48" West for 14.86 feet more or less; 8) thence North 01 degrees 54'08" East for 59.30 feet more or less; 9) thence 06 degrees 49'57" East for
4.09 feet more or less; 10) thence North 00 degrees 02'58" West for 286.46 feet more or less to the POINT OF BEGINNING.

Terms and Conditions of that certain Lease executed by and between The City Of St. Petersburg, a municipal corporation of the State of Florida and Hunnicutt Equities, Inc., a Florida corporation recorded in O.R. Book 6414, page 285. (As to Parcel 4).

                                  EXHIBIT A-7
                                  [WAREHOUSE]


ALL that certain tract, piece or parcel of land, situate, lying and being in Hillsborough County, State of Florida, being more particularly described as follows:


PARCEL 1:

Beginning at a point fifty feet North (50 ft. N.) of the center of the main line track of the Atlantic Coast Line Railroad Company and 196.74 feet East of the West boundary of Lot Eight (8) of Knight's Subdivision of a portion of
Section 16, Twp. 29 South, Range 19 East, which point of beginning is twenty-five (25) feet North of the South line of said Knight's Subdivision, running thence North 436.2 feet to the South boundary of the right-of-way of State Road No. 23 (East Broadway), thence in a Southwesterly direction along the Southerly boundary of State Road No. 23 for 155.6 feet; thence South 234.6 ft; thence West 75.0 ft; thence South 160.0 ft. to a point 50.0 feet North of the center of the main line track of the Atlantic Coast Line Railroad Company, which point is 25.0 ft. North of the South line of said Knight's Subdivision, thence East 225.0 feet to the point of beginning; being portions of Lots seven
(7) and Eight (8) of Knight's Subdivision, as recorded in Plat Book 1, Page 84 of the public records of Hillsborough County, Florida.

Parcel 2:

Beginning at the intersection of the East Boundary of Lot 7 of Knight's Subdivision, as recorded in Plat Book 1, Page 84, of the public records of Hillsborough County, Florida, with the Southerly boundary of East Broadway (Old State Road #23), as now exists, and run thence Westerly along said Southerly boundary of East Broadway a distance of 278.5 feet, thence South, parallel to the East boundary of said Lot 7, to a point 50.0 feet North of the center line of the ACL Railroad main line track; thence run East, parallel to and 50.0 feet North of said center line of ACL main line track a distance of 240.0 feet, more or less, to a point 28.26 feet West of the East boundary of said Lot 7; thence North, parallel to said East boundary of Lot 7 a distance of 160.0 feet; thence East, parallel to the South boundary of said Lot 7 a distance of 75.0 feet to a point 46.74 feet East of the West boundary of Lot 8 of said Knight's Subdivision; thence North, parallel to the said West boundary of Lot 8, a distance of 234.6 feet to the Southerly boundary of East Broadway, as now exists; thence run Westerly along said Southerly boundary of East Broadway 48.4 to the point of beginning.

Parcel 3:

That part of Lot 8 of Knight's Subdivision, as per map or plat thereof in Plat Book 1, on Page 84 of the public records of Hillsborough County, Florida, being more particularly described as follows: Beginning at a point on the North boundary of said Lot 8, 225 ft. Southwesterly of the Northeast corner of said Lot 8, thence run Southwesterly along said North boundary, 80 ft., thence run South parallel with the East boundary of said Lot 8 to the South boundary of said Lot 8, thence run East 101.22 ft. to a point 192.8 ft. West of the Southeast corner of said Lot 8, said point being on the

West boundary line of County Road deeded to Hillsborough County by deed recorded in Deed Book 929 on Page 31, thence Northwesterly along said Right of Way to the point of beginning, LESS that part of said tract lying within 33 ft. of the center line of Old State Road Number 23.

Parcel 4:

Beginning at the Southwest corner of Lot 7 of Knight's Subdivision, as per map or plat thereof recorded in Plat Book 1 on Page 84 of the public records of Hillsborough County, Florida, run thence East along the South boundary of said Lot 7, 212.52 feet for a point of beginning, run thence North 0 degrees 10' West 292.22 feet, more or less, to an intersection with the South boundary of the present right of way of East Broadway, thence in a Southwesterly direction along the South boundary of the right of way of the said East Broadway a distance of 15.95 feet, thence South to an intersection with the South boundary of the said Lot 7 at a point 18 feet West measured on the said South boundary from the point of beginning, thence East 18 feet to the point of beginning.

Parcel 5:

Begin at a point 3 chains and 22 links East of the Southwest corner of Lot 7 of Knight's Subdivision, of the South half of the NE 1/4 of Section 16, Township 29 South, Range 19 East, running thence East 2 chains and 20 links, thence North 4 chains and 66 links to a brick road, thence Westerly along said brick road to a point North of point of beginning, thence South 4.10 chains to point of beginning, lying and being in Hillsborough County, Florida.

TOGETHER WITH the real property as set forth in Ordinance No. 5827-A adopted on January 3, 1974 by the City Council of City of Tampa, vacating, closing and abandoning 48th Street between East Broadway (State Road 574) on the North and the Seaboard Coast Line Railway right-of-way on the South.

Parcel 6:

Beginning at the Southeast corner of Lot 8 of Knight's Subdivision according to map or plat thereof as recorded in Plat Book 1, Page 84, public records of Hillsborough County, Florida; running thence North along the East boundary line of said Lot 8 to the Northeast corner of said Lot 8; running thence in a Southwesterly direction along the North boundary line of said Lot 8, 200 feet; running thence South parallel with the East boundary line of said Lot 8 to the South boundary line of said lot 8 running thence East along the South boundary line of said Lot 8 to the point of beginning, being a part of the South 1/2, Northeast 1/4, Section 16, Township 29 South, Range 19 East, and being the East 192.8 feet of said Lot 8, Hillsborough County, Florida.

All of the foregoing Parcels 1 through 6, inclusive, TRACT "A" being also described as follows:

A parcel of land lying in and being a part of Lot 7 and Lot 8, KNIGHT'S SUBDIVISION, as recorded in Plat Book 1, Page 84, of the Public Records of Hillsborough County, Florida; said parcel being more particularly described as follows:

Beginning at the intersection of the Southerly right-of-way line of West Seventh Street (formerly East Broadway), a 66-foot right-of-way as now established, with the East line of said Lot 8, also being the West line of W.
G. Bryan's Subdivision, as recorded in Plat Book 2, Page 41, of said Public Records; thence, on the East line of said Lot 8, South 00 degrees 03 minutes 47 seconds West, 571.35 feet to the North line of the CSX (formerly Atlantic Coast
Line) Railroad, a 100-foot right-of-way as now established; thence, on said North right-of-way line, North 89 degrees 56 minutes 13 seconds West, 1120.00 feet; thence, parallel with the East line of said Lot 8, North 00 degrees 03 minutes 47 seconds East, 258.27 feet to the Southerly right-of-way line of said West Seventh Street; thence, on said Southerly right-of-way line, North 74 degrees 26 minutes 44 seconds East, 1162.94 feet to the Point of Beginning.

                                   SCHEDULE 1



1. As to the property described on Exhibit A-2 (Barnett Tower), Borrower is the successor by merger to TALQUIN DEVELOPMENT COMPANY, a Florida corporation ("TDC").



2. Exhibit A-4 (McNulty Station), Borrower is the successor by merger to TDC, formerly known as HUNNICUTT EQUITIES, INC. ("HUNNICUTT"), a Florida corporation.



3. As to the property described on Exhibit A-5 (Progress Center), Borrower is the successor by merger to TDC, formerly known as HUNNICUTT, successor by merger to APALACHEE DEVELOPMENT COMPANY, a Florida corporation.



4. As to the property described on Exhibit A-6 (Marina), Borrower is the successor by merger to TDC, as to Parcels 1 and 2, and to PROGRESS CREDIT CORPORATION, a Florida corporation, as to Parcel 3.



5. As to the property described on Exhibit A-7 (7th Avenue/Warehouse), Borrower is the successor by merger to TDC, successor by merger CROWN WINDOW COMPANY, a Florida corporation.